EXHIBIT 4.1

NUMBER	UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [   ]

OCEAN CAPITAL ACQUISITION CORPORATION

UNITS CONSISTING OF ONE ORDINARY SHARE, ONE REDEEMABLE WARRANT AND ONE RIGHT TO RECEIVE ONE ORDINARY SHARE

THIS CERTIFIES THAT is the owner of Units of Ocean Capital Acquisition Corporation, a British Virgin Islands business company (the “Company”), transferrable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.0001 per share (“Ordinary Share”), of the Company, one redeemable warrant entitling the holder to purchase one ordinary share (“Warrant”), and one right to receive one ordinary share upon the consummation of an initial business combination by the Company (“Right”). The Ordinary Shares, Warrants and Rights comprising the Units represented by this certificate will not be separately transferable until the fifty second (52nd) day after the date of the prospectus included in the Registration Statement (or, if such date is not a business day, the following business day) unless the Representative informs the Company of its decision to allow earlier separate trading, but in no event will separate trading of the securities comprising the Units begin until (i) the Company files a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering including the proceeds received by the Company from the exercise of the over-allotment option, if the over-allotment option is exercised on the date hereof, and (ii) the Company issues a press release and files a Current Report on Form 8-K announcing when such separate trading shall begin.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory

Transfer Agent

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Ocean Capital Acquisition Corporation

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	_________ Custodian _________
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		_____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Ordinary Shares included in the Units sold in its initial public offering and liquidates because it does not consummate an initial Business Combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Ordinary Shares included in the Units represented by this certificate in connection (x) with a general meeting called to approve the initial Business Combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination, or (z) with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares included in the units sold in the Company’s initial public offering if it does not consummate an initial Business Combination within the time set forth in the Company’s Amended and Restated Memorandum and Articles of Association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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